Exhibit 99.2
FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Completes Sale
Of Ink & Adhesive Resins Business to Harima Chemicals, Inc.

COLUMBUS, Ohio - (February 1, 2011) - Momentive Specialty Chemicals Inc. announced today that it has completed the sale of its global Ink & Adhesive Resins (IAR) business to Harima Chemicals, Inc., a leading producer of pine-based products.

The IAR business had 2009 annual revenues of $279 million and is one of the world's leading suppliers of resins and additives to the graphics arts, adhesives, aroma chemical, synthetic rubber and specialty coating industries. Harima's purchase included the complete business including 11 manufacturing facilities on five continents and the IAR global product portfolio. The IAR management team and approximately 650 global associates also joined Harima at closing.

The PrinceRidge Group LLC served as transaction advisor and O'Melveny & Myers LLP served as legal advisor to Momentive.

About Harima Chemicals, Inc.
Based in Tokyo, Japan, Harima Chemicals is a leading global producer of pine-based products, synthetic resins, papermaking chemicals, tall oil products and electronic materials. The company was founded in 1947 and is publicly traded on the Tokyo and Osaka stock exchanges. Additional information is available at www.harima.co.jp/en/

About Momentive Specialty Chemicals Inc.
Based in Columbus, Ohio, Momentive Specialty Chemicals is the global leader in thermoset resins. Momentive serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information is available at www.momentive.com.

About the new Momentive
Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Specialty Chemicals Inc. and Momentive Performance Materials Inc. (collectively, the “new Momentive”). The new Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world. The new Momentive was formed in 2010 through the combination of entities owned by Momentive Performance Materials and Hexion Specialty Chemicals. The company is controlled by investment funds affiliated with Apollo Global Management, LLC.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2009 Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as the current credit crises and economic downturn and their related impact on liquidity and the industry sectors we serve, or an interruption in the supply of or increased pricing of raw materials; competitive factors such as pricing actions by our competitors that could affect our operating margins; and regulatory factors such as changes in governmental regulations involving our products that lead to increased manufacturing costs and environmental and legal matters as described in our 2009 Annual Report on Form 10-K and in our other reports filed with the SEC.

Contacts:
Harima Chemicals, Inc.
Teruo Kaneshiro Executive Director
+81-6-6201-2461

Momentive Specialty Chemicals Inc.
Media
Peter Loscocco
614-225-4127

Investors
John Kompa
614-225-2223